Exhibit 99.1

ORIC® Pharmaceuticals Announces Focused Registrational Clinical Development Plans for Lead Programs, Extended Cash Runway, and Updated Corporate Milestones

Anticipated registrational development plans for ORIC-944 and ORIC-114 prioritized to focus on indications with strongest clinical validation and highest unmet need

ORIC-944 initiation of first Phase 3 trial in mCRPC expected in 1H 2026; ORIC-114 registrational development plans to focus on 1L NSCLC with anticipated initiation in 2026

Favorable enrollment across both programs allows for accelerated/augmented corporate milestones, including combination dose escalation data in mCRPC expected in 1H 2025 and 2H 2025, and comprehensive NSCLC data expected in 2H 2025 that includes 1L EGFR exon 20

Projected cash runway extended into 2027 under refined operating plan

SOUTH SAN FRANCISCO and SAN DIEGO, CA – February 25, 2025 – ORIC Pharmaceuticals, Inc. (Nasdaq: ORIC), a clinical stage oncology company focused on developing treatments that address mechanisms of therapeutic resistance, today announced focused registrational clinical development plans for its two lead programs, an extension of projected cash runway into 2027 (from previous guidance of late 2026), and accelerated/augmented corporate milestones.

“Based on the initial data we have generated with ORIC-944 and ORIC-114 and recent clinical data reported with other programs in mCRPC and NSCLC, we have refined our registrational plans to focus on the most promising opportunities for both programs,” stated Jacob M. Chacko, M.D., president and chief executive officer. “For ORIC-944, based on both internal and external data that validate the combination of PRC2 inhibitors with AR inhibitors in mCRPC, we intend to initiate our first Phase 3 trial in 1H 2026. For ORIC-114, we intend to initiate registrational trial(s) in 2026 with a focus on areas of highest unmet need in first-line NSCLC settings. With these focused registrational plans, we have extended our projected cash runway into 2027.”

Registrational Clinical Development Plans and Updated Corporate Milestones:

ORIC-944: a potent and selective allosteric inhibitor of PRC2

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Given the recently reported encouraging early safety and efficacy data from an ongoing dose escalation trial for ORIC-944 in combination with apalutamide in patients with metastatic castration resistant prostate cancer (mCRPC) and favorable enrollment trends, ORIC now expects to report dose escalation data of ORIC-944 both in combination with apalutamide and in combination with darolutamide in 1H 2025, followed by an additional update in 2H 2025.

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Expected timing for the previously communicated milestone of ORIC-944 dose optimization data in combination with AR inhibitor(s) has been accelerated/narrowed to 4Q25 or 1Q26 (previously 4Q25 or 1H 2026).

•	ORIC expects to initiate its first Phase 3 trial for ORIC-944 in mCRPC in 1H 2026.

ORIC-114: a brain penetrant, orally bioavailable, irreversible EGFR/HER2 inhibitor

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Given favorable enrollment for ORIC-114 in the 1L EGFR exon 20 monotherapy cohort and the 2L+ atypical EGFR cohort, ORIC now expects to provide a comprehensive data update during 2H 2025 that will include these two cohorts along with cohorts for 2L EGFR exon 20 and 2L+ HER2 exon 20.

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ORIC-114 in combination with subcutaneous (SC) amivantamab in patients with 1L EGFR exon 20 has recently been initiated. Initial data from this trial in addition to ORIC-114 data as a monotherapy in 1L EGFR atypical mutations are expected in mid-2026.

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ORIC expects to initiate Phase 3 trial(s) for ORIC-114 in 1L NSCLC in 2026, in EGFR exon 20, HER2 exon 20, and/or atypical EGFR mutations. ORIC does not currently plan to pursue registrational trials of ORIC-114 in 2L EGFR and 2L+ HER2 exon 20 NSCLC given the more significant commercial opportunity in first-line settings and the current state of capital markets.

Corporate Highlights:

•	Cash, cash equivalents and investments totaled $256 million as of December 31, 2024; based on the refined operating plan, projected cash runway has been extended into 2027.

About ORIC Pharmaceuticals, Inc.

ORIC Pharmaceuticals is a clinical stage biopharmaceutical company dedicated to improving patients’ lives by Overcoming Resistance In Cancer. ORIC’s clinical stage product candidates include (1) ORIC-944, an allosteric inhibitor of the polycomb repressive complex 2 (PRC2) via the EED subunit, being developed for prostate cancer, and (2) ORIC-114, a brain penetrant inhibitor that selectively targets EGFR exon 20, HER2 exon 20 and EGFR atypical mutations, being developed across multiple genetically defined cancers. Beyond these two product candidates, ORIC® is also developing multiple precision medicines targeting other hallmark cancer resistance mechanisms. ORIC has offices in South San Francisco and San Diego, California. For more information, please go to www.oricpharma.com, and follow us on X or LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, statements regarding the continued clinical development of ORIC-944 and ORIC-114; statements regarding the potential of ORIC-944 and

ORIC-114; clinical outcomes, which may materially change as patient enrollment continues or more patient data become available; the development plans and timelines for ORIC-944, ORIC-114 and ORIC’s other programs; the potential advantages of ORIC-944, ORIC-114 and ORIC’s other programs; plans underlying ORIC’s clinical trials and development; anticipated program milestones, including timing of program and data updates and the initiation of Phase 3 or registrational studies; ORIC’s projected cash runway; and statements by the company’s chief executive officer. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained herein are based upon ORIC’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties, including but not limited to: risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as an early clinical stage company; ORIC’s ability to develop, initiate or complete preclinical studies and clinical trials for, obtain approvals for and commercialize any of its product candidates; changes in ORIC’s plans to develop and commercialize its product candidates; the potential for clinical trials of ORIC’s product candidates to differ from preclinical, initial, interim, preliminary or expected results; negative impacts of health emergencies, economic instability or international conflicts on ORIC’s operations, including clinical trials; the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of ORIC’s license and collaboration agreements or its clinical trial collaboration and supply agreements; the potential market for ORIC’s product candidates, and the progress and success of competing therapeutics currently available or in development; ORIC’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; regulatory developments in the United States and foreign countries; ORIC’s reliance on third parties, including contract manufacturers and contract research organizations; ORIC’s ability to obtain and maintain intellectual property protection for its product candidates; the loss of key scientific or management personnel; competition in the industry in which ORIC operates; general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section titled “Risk Factors” in ORIC’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 18, 2025, and ORIC’s future reports to be filed with the SEC. These forward-looking statements are made as of the date of this press release, and ORIC assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Contact:

Dominic Piscitelli, Chief Financial Officer

dominic.piscitelli@oricpharma.com

info@oricpharma.com